UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2005

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

As described in more detail in Item 4.02 of this report, Cardinal Financial Corporation (the “Company”) concluded on January 19, 2005 that it will restate certain previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for period ended September 30, 2004.  The restatements will reflect corrections and adjustments relating to the application of the provisions of Financial Accounting Standards Board Statement No. 141, Business Combinations, as they relate to the Company’s acquisition of George Mason Mortgage, LLC (“George Mason Mortgage”) on July 7, 2004.  The corrections and adjustments referenced above are non-recurring and non-cash in nature.  The Company will amend its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2004 to restate its financial statements as soon as practicable.

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 19, 2005, the Company concluded that the previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2004 should not be relied upon because of errors in those statements and that the Company would restate these financial statements to make the necessary accounting corrections.

The decision to restate these financial statements was made by Audit Committee of the Company's Board of Directors in consultation with the Company’s independent registered public accounting firm, following the identification of corrections related to the Company’s accounting adjustments applied to the acquisition of George Mason Mortgage in a cash transaction for $17.0 million on July 7, 2004.  The corrections were primarily related to the purchase accounting adjustments associated with acquired loans held for sale and the acquired pipeline of unfunded loan commitments.  These corrections will result in a decrease in previously reported gains on the sale of mortgage loans and a corresponding decrease in the goodwill initially recorded.

The Company expects that the corrections will reduce net income to common shareholders for the three and nine months ended September 30, 2004 by no more than $1.0 million.  The effect of the corrections will reduce previously reported net income to common shareholders of $1.3 million to no less than $300,000 for the three months ended September 30, 2004. The effect of the corrections will reduce previously reported net income to common shareholders of $2.6 million to no less than $1.6 million for the nine months ended September 30, 2004.  As a result, the Company will amend its Quarterly Report on Form 10-Q for the three and nine months period ended September 30, 2004 to restate its financial statements as soon as practicable.  All corrections being made are of a non-cash and non-recurring nature.

The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this report with KPMG LLP.

A copy of the Company’s January 19, 2005 press release with respect to the restatement is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.02.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: January 19, 2005	By:	/s/ Robert A. Cern
Robert A. Cern
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 19, 2005.